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                                                                    EXHIBIT 23.8

                           CONSENT OF GENERAL COUNSEL
                                       OF
                          LOCKHEED MARTIN CORPORATION


          I hereby consent to the reference to my name under the caption "Incorporation of Certain Documents By Reference" in the Registration Statement on Form S-4 of Lockheed Martin Corporation and Northrop Grumman Corporation filed as of the date hereof and to the incorporation by reference of the Lockheed Martin Annual Report on Form 10-K for the fiscal year ended December 31, 1996 with respect to any legal conclusion as to the merits of a legal proceeding contained therein. In giving such consent, I do not thereby concede that I am in the category of such persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


Date:  January 21, 1998


                                    /s/  Frank H. Menaker, Jr.
                                 ------------------------------
                                 Frank H. Menaker, Jr.